Exhibit 99.1

DYADIC AND SORRENTO ANNOUNCE BINDING TERM SHEET TO LICENSE DYADIC’S LEAD COVID-19 VACCINE CANDIDATE “DYAI-100” AND C1 TECHNOLOGY FOR PROTEIN-BASED CORONAVIRUS VACCINES AND THERAPEUTICS

●

Sorrento to obtain exclusive rights in North and South America, Europe, major Asian countries (including Greater China and Japan) and certain other countries to utilize Dyadic’s C1 technology for the development and commercialization of vaccines, therapeutics antibodies, protein therapeutics, and diagnostics for coronaviruses, including DYAI-100, Dyadic’s lead COVID-19 vaccine candidate

●	Exclusivity is subject to Sorrento’s timely achievement of certain development milestones
●	Expands Sorrento’s extensive COVID-19 programs and corporate mission to develop novel vaccines and therapeutic treatments for unmet needs
●

Consideration includes a $10 million up-front payment ($5 million in cash and $5 million in Sorrento stock), reimbursement of certain DYAI-100 R&D expenses, with potential for multiple future development milestones and royalty payments

JUPITER, FL / August 11, 2021 Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), a global biotechnology company focused on further improving, applying and deploying its proprietary C1-cell protein production platform to accelerate development, lower production costs and improve access to biologic vaccines and drugs at flexible commercial scales, and Sorrento Therapeutics, Inc. ("Sorrento") (NASDAQ: SRNE), a clinical stage biopharmaceutical company developing new therapies to treat cancer, pain and COVID-19, today announced the signing of a binding term sheet to enter into a License Agreement to develop and commercialize vaccines, therapeutics, and diagnostics for coronaviruses, , including Dyadic’s lead COVID-19 vaccine candidate, DYAI-100, produced using Dyadic's proprietary and patented C1-cell protein production platform. The final terms of the license will be set forth in a definitive agreement to be entered into between the parties.

Sorrento’s Chairman and CEO, Dr. Henry Ji, commented, “We look forward to continuing our collaboration with Dyadic, which began last year, initially with a goal of developing and commercializing a protein-based COVID-19 vaccine that can be rapidly manufactured in large quantities in our existing cGMP facilities, and stored and transported at room temperature, in order to increase access and affordability to underserved populations globally.”  Dr Ji. continued, “Over the past six months we have carried out several promising preclinical animal trials using the C1 produced RBD antigen in Dyadic’s lead COVID-19 vaccine candidate, DYAI-100.  Our goal is to manufacture a COVID-19 vaccine that will provide protection across the variants of concern, including Delta, and in addition, apply the C1 protein production platform broadly across our current and future coronavirus programs”.

Mark Emalfarb, Dyadic’s President and Chief Executive Officer noted, “We are delighted to have executed a binding term-sheet with Sorrento Therapeutics to license the C1 technology for the development and commercialization of coronavirus vaccines, therapeutics, and diagnostics, including COVID-19. This marks a significant milestone in our corporate development efforts as we expect the license agreement we will enter into to enable us to monetize our internal COVID-19 development efforts with a partner that has the resources and expertise to advance vaccines, therapeutics, and diagnostics both clinically and commercially”.

“The license agreement, when executed, contemplates an up-front payment of $10 million in cash and stock, up to $4 million in reimbursements for preclinical and clinical development costs incurred by Dyadic for the development and advancement of our proprietary DYAI-100 vaccine, up to $33 million in milestone payments and ongoing royalties following commercialization. All future development costs related to this license will be incurred by Sorrento”, concluded Mr. Emalfarb.

Mr. Michael Tarnok, Dyadic’s Board Chairman noted, “This is a significant event for Dyadic and humankind globally, having achieved our goal of creating a pathway that potentially addresses the COVID-19 vaccine production gap for mass scale immunizations and treatments across the globe, quickly and efficiently. The Sorrento license will cover all other territories not already covered by Dyadic’s existing COVID-19 agreements with Medytox, Syngene and the Rubic Consortium”.

About Sorrento Therapeutics Inc.

Sorrento is a clinical stage, antibody-centric, biopharmaceutical company developing new therapies to treat cancers and COVID-19. Sorrento's multimodal, multipronged approach to fighting cancer is made possible by its extensive immuno-oncology platforms, including key assets such as fully human antibodies (“G-MAB™ library”), clinical stage immuno-cellular therapies (“CAR-T”, “DAR-T™”), antibody-drug conjugates (“ADCs”), and clinical stage oncolytic virus (“Seprehvir™”). Sorrento is also developing potential antiviral therapies and vaccines against coronaviruses, including COVIGUARD™, COVI-AMG™, COVISHIELD™, Gene-MAb™, COVI-MSC™ and COVIDROPS™; and diagnostic test solutions, including COVITRACK™, COVI-STIX™ and COVITRACE™.

Sorrento's commitment to life-enhancing therapies for patients is also demonstrated by its effort to advance a first-in-class (TRPV1 agonist) non-opioid pain management small molecule, resiniferatoxin (“RTX”), and SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (SEMDEXA™), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, and to commercialize ZTlido® (lidocaine topical system) 1.8% for the treatment of post-herpetic neuralgia. RTX has completed a Phase IB trial for intractable pain associated with cancer and a Phase 1B trial in osteoarthritis patients. SEMDEXA is in a pivotal Phase 3 trial for the treatment of lumbosacral radicular pain, or sciatica. ZTlido® was approved by the FDA on February 28, 2018.

For more information visit www.sorrentotherapeutics.com.

About Dyadic International, Inc.

Dyadic International, Inc. is a global biotechnology company that is developing what it believes will be a potentially significant biopharmaceutical gene expression platform based on the fungus Thermothelomyces heterothallica (formerly Myceliophthora thermophila), named C1. The C1 microorganism, which enables the development and large-scale manufacture of low-cost proteins, has the potential to be further developed into a safe and efficient expression system that may help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. Dyadic is using the C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of human and animal vaccines and drugs, such as virus like particles (VLPs) and antigens, monoclonal antibodies, Fab antibody fragments, Fc-Fusion proteins, biosimilars and/or biobetters, and other therapeutic proteins. Certain other research activities are ongoing, which include the exploration of using C1 to develop and produce certain metabolites and other biologic products. Dyadic pursues research and development collaborations, licensing arrangements and other commercial opportunities with its partners and collaborators to leverage the value and benefits of these technologies in development and manufacture of biopharmaceuticals. As the aging population grows in developed and undeveloped countries, Dyadic believes the C1 technology may help bring biologic vaccines, drugs, and other biologic products to market faster, in greater volumes, at lower cost, and with new properties to drug developers and manufacturers, and improve access and cost to patients and the healthcare system, but most importantly save lives.

Please visit Dyadic's website at http://www.dyadic.com for additional information, including details regarding Dyadic's plans for its biopharmaceutical business.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding Dyadic's expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance. Forward-looking statements generally can be identified by use of the words “expect,” “should,” “intend,” “aim,” “anticipate,” “believe,” “will,” “project,” “may,” “might,” “potential,” “pursue,” or “continue” and other similar terms or variations of them or similar terminology. However, not all forward-looking statements contain these words. Actual events or results may differ materially from those in the forward-looking statements because of various important factors, including

(1) the expected entry into a definitive license agreement with Sorrento, (2) the development and commercialization of COVID-19 vaccines, including DYAI-100, and therapeutic antibodies, protein therapeutics and diagnostics for coronaviruses; (3) the properties of DYAI-100, including its induction of high-titer neutralization activity against SARS-CoV-2 and its variants of concern, (4)  the capability to manufacture protein-based vaccines in large quantities; (5) the resources and expertise of Dyadic and its partners in developing and commercializing vaccines, therapeutics and diagnostics; (6) the expectation that such vaccines would be effective against SARS-CoV-2 and its variants of concern; (7) general economic, political and market conditions; (8) our ability to generate the required productivity, stability, purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical research and business plans and strategic initiatives; (9) our ability to implement and successfully carry out Dyadic’s and third parties’ research and development efforts; (10) the pharmaceutical and biotech industry, governmental regulatory and other agencies’ willingness to adopt, utilize and approve the use of the C1 gene expression platform; and (11) other factors described in the Company's most recent filings with the SEC. Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. The forward-looking statements contained in this press release are made only as of the date hereof, and Dyadic does not intend, and except as required by law assumes no obligation to update publicly any such forward-looking statements, whether because of new information, future events or otherwise. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled "Risk Factors" in Dyadic's annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in Dyadic's periodic filings with the SEC, which are accessible on the SEC's website and www.dyadic.com.

.

Contacts:

Sorrento Therapeutics Inc.

Alexis Nahama, DVM

SVP Corporate Development

Email: mediarelations@sorrentotherapeutics.com

Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

G-MAB™, DAR-T™, SOFUSA™, COVIGUARD™, COVI-AMG™, COVISHIELD™, Gene-MAb™, COVIDROPS™, COVI-MSC™, COVITRACK™, COVITRACE™ and COVISTIX™ are trademarks of Sorrento Therapeutics, Inc.

SEMDEXA™ is a trademark of Semnur Pharmaceuticals, Inc.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc.

All other trademarks are the property of their respective owners.

Dyadic International, Inc.

Ping W. Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: prawson@dyadic.com